UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8th, 2010

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Employment Agreement

Mr. Jeffrey J. Wood, 56, joined First Trinity Financial Corporation (the Company) on June 8, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Mr. Jeffrey J. Wood, 56, joined First Trinity Financial Corporation (the Company) on June 8, 2010. The Company’s Board of Directors has approved to have Mr. Wood succeed Mr. William S. Lay as Chief Financial Officer and Chief Accounting Officer of the Company on July 1, 2010. Mr. Lay will continue with the Company in his responsibilities as Secretary and Treasurer and will remain a member of the Board of Directors.

For the past five years, Mr. Wood was Vice President and Chief Financial Officer of the Life Insurance Division of HealthMarkets, Inc. of Oklahoma City, Oklahoma and Vice President — Finance of Wilton Re Services, Inc (Wilton Re) after Wilton Re’s 2009 acquisition and transfer of HealthMarkets, Inc.’s Oklahoma City, Oklahoma life insurance operations to Connecticut. Prior to that, Mr. Wood was a financial officer of several life insurance and holding companies and was also previously a Senior Manager with KPMG, LLP.

Mr. Wood’s annual base salary with the Company for the remainder of 2010 is at a rate of $170,000 with an automatic increase to a $175,000 annual rate beginning January 1, 2011. Mr. Wood will also receive additional benefits afforded to other Company executives including the possibility of Bonus, 401(k), Section 125 plan, Vacation and Sick and Personal Day benefits. Mr. Wood was also reimbursed for limited moving expenses from Connecticut to Oklahoma of approximately $2,600 and will receive a $1,500 per month living expense allowance for three months and COBRA payments of approximately $1,200 until he is eligible for the Company’s health plan on October 1, 2010. Mr. Wood will also receive a loan not to exceed $15,000 at a 5% annual interest rate for separation debt owed to a former employer. That loan may be forgiven and treated as compensation for tax purposes upon Mr. Wood’s completion of 24 months of continuous employment.

Mr. Wood will enter into a formal employment agreement with the Company on or before July 1, 2010 when he assumes the Company’s position of Chief Financial Officer and Chief Accounting Officer.

There is no family relationship between Mr. Wood and any of the directors or officers of the company.

Item 9.01 Financial Statements and Exhibits.

Not Applicable. Mr. Wood will enter into a formal written and executed employment agreement with the Company on or before July 1, 2010 when he assumes the Company’s position of Chief Financial Officer and Chief Accounting Officer however there is no written and executed agreement at the time of this report to attach as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: June 14, 2010

By: /s/ Gregg Zahn
Gregg Zahn
President and Chief Executive Officer

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